UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2010

Date of Report (Date of earliest event reported)

Nano Mask, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880, Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

(209) 249-4325

Registrant's telephone number, including area code

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 1, 2010, the Board of Directors of Nano Mask, Inc. (the “Company”) accepted the resignation of Douglas Heath as CEO and president. Mr. Heath resigned to have more time to focus on his roofing company but will remain as a director of the Company.

To replace Mr. Heath, the board of directors appointed Edward J. Suydam as CEO and president, effective March 1, 2010.  Mr. Suydam has been serving as the Company’s COO since June 2009. Mr. Suydam has been a managing member of Buildex, LLC in New York since November 2007.  Prior to that time, from May 1992 to November 2007 he was president of S & S Builders Corporation of New York.  Mr. Suydam’s professional career has been in construction and construction management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: March 4, 2010

Nano Mask, Inc.

By:  /S/ Edward J. Suydam

Edward Suydam, CEO and President